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                                                    EXHIBIT 11(a)



                         SEWARD & KISSEL
                     One Battery Park Plaza
                       New York, NY  10004

                   Telephone:  (212) 574-1200
                   Facsimile:  (212) 480-8421



                                            December 22, 1995



Alliance Premier Growth Fund, Inc.
1345 Avenue of the Americas
New York, New York  10105

Ladies and Gentlemen:

         We have acted as counsel to Alliance Premier Growth Fund, Inc., a Maryland corporation ("Premier Growth Fund"), in connection with the transfer of all the assets and liabilities of Alliance Counterpoint Fund, a Massachusetts business trust ("Counterpoint Fund"), to Premier Growth Fund and the issuance of shares ("Shares") of Premier Growth Fund's Class A Common Stock, Class B Common Stock and Class C Common Stock, each such class having a $.001 par value per share (each a "Class"), pursuant to a proposed Agreement and Plan of Reorganization and Liquidation (the "Agreement") between Premier Growth Fund and Counterpoint Fund.

         We have examined the Charter and Bylaws of Premier Growth Fund, its Registration Statement on Form N-14 to be filed today with the Securities and Exchange Commission (the "Registration Statement") and the Agreement in the form approved by the Board of Directors of Premier Growth Fund. We have also examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that Premier Growth Fund is duly incorporated and existing under the laws of the State of Maryland and in good standing and duly authorized to transact business in the State of Maryland.

         In addition, we have examined and relied upon a certificate of the Assistant Secretary of Premier Growth Fund certifying that the Agreement presented to us is in the form approved by the Board of Directors of Premier Growth Fund and further certifying the resolutions of the Board of Directors of



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Premier Growth Fund approving the Agreement and authorizing the issuance of the Shares pursuant to the Agreement. We have also examined and relied upon such corporate records of Premier Growth Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion
expressed herein.   We have assumed, without independent
verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion and so advise you that:

    1. Premier Growth Fund is validly existing as a corporation in good standing under the laws of the State of Maryland; and

    2. The Shares of Premier Growth Fund to be issued in accordance with the terms of the Agreement, to the extent that the number of Shares of each Class to be issued by Premier Growth Fund and distributed to shareholders of Counterpoint Fund does not exceed the number of authorized and unissued shares of the Class on the issuance date, when so issued, will constitute validly issued, fully paid and nonassessable shares under the laws of the State of Maryland.

         We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Synopsis - Tax Consequences of the Transaction" and "Information About the Transaction - Federal Income Tax Consequences of the Transaction" in the Prospectus/Proxy Statement included therein, and under the caption "General Information - Counsel" contained in the Statement of Additional Information of Premier Growth Fund dated February 1, 1995 (as amended as of November 1, 1995) also included therein.

         Please be advised that we are opining as set forth above as members of the bars of the State of New York and the District of Columbia. This opinion does not extend to the securities or "blue sky" laws of any state. As to the matters of Maryland law underlying the foregoing opinion, we have relied on the opinion of Venable, Baetjer and Howard, LLP, dated December 22, 1995, a copy of which is included in the Registration Statement as
Exhibit 11(b).

                             Very truly yours,

                             /s/ SEWARD & KISSEL



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